Exhibit 99.1

FOR IMMEDIATE RELEASE

AEGERION PHARMACEUTICALS ANNOUNCES COST REDUCTION PLANS

-               Company announces revision to lomitapide ex-U.S. strategy and reduction in global workforce

Cambridge, MA, July 20, 2016 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, today announced that it intends to withdraw lomitapide from the European Union (EU) and certain other global markets. In addition, the Company is reducing approximately 13 percent of its global workforce. This represents a reduction from year-end 2015 of approximately 40 percent.

As part of its plan to withdraw lomitapide from certain markets outside the U.S., Aegerion intends to evaluate its strategic options, including divestiture or licensing of Aegerion’s rights to lomitapide to a partner that can continue to provide access to the therapy for HoFH patients in need. The Company will maintain certain infrastructure in the EU to support the launch of MYALEPT® (metreleptin for injection) in this region upon anticipated approval in late 2017.

This revised lomitapide strategy and reduction in force are part of a broad cost reduction program taken by Aegerion in response to the continuing impact of competitive therapies on JUXTAPID® (lomitapide) capsules sales. The goals of the program are to significantly reduce operating expenses, extend the Company’s cash position, and facilitate cash generation from operations in 2017.

“We are making difficult but necessary decisions to realign our business with the goal to position the Company for future growth and financial strength,” said Chief Executive Officer Mary Szela. “I want to thank our employees who were impacted by the announcement today for their meaningful contributions to benefit patients and our company.”

Ms. Szela continued, “We are disappointed to announce that we intend to withdraw lomitapide from these markets, but after significant time and investment to obtain pricing and reimbursement approvals in these regions, with limited success, we feel we have exhausted these efforts and must reprioritize our resources. Our patients are a priority, and we are committed to evaluating how we can minimize the impact from these decisions. We continue to believe lomitapide is an important treatment option for adult HoFH patients globally and we plan to continue our efforts to deliver this therapy to patients in regions such as the U.S., Brazil and, upon anticipated marketing approval, Japan. Our focus on other initiatives, including the expansion of MYALEPT globally and into additional indications, is unwavering.”

The goal of the reconfiguration is to reduce 2017 operating expenses by between $25 and $35 million relative to the previously stated 2016 operating expense guidance of between $145 and $155 million. Aegerion plans to provide financial guidance upon the closing of the merger with QLT Inc., anticipated to occur late in the third quarter or early in the fourth quarter of 2016. The Company expects to complete the reduction in force during the third quarter of 2016, and to substantially complete the payment of employee separation and other material costs associated with the restructuring by the second quarter of 2017. The Company expects to complete the withdrawal of lomitapide from the EU and certain other global markets by the end of 2016, unless the Company earlier enters into ongoing supply and other arrangements with suitable partners in such markets.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases.  For more information about the Company, please visit www.aegerion.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our expectations about JUXTAPID’s market opportunity, MYALEPT sales, the financial aspects and results of the restructuring, cash generation from Company operations, the anticipated approval of MYALEPT in the EU, possible strategic options for lomitapide, and the anticipated growth of our business. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among others: the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect, and may be lower outside the U.S., including in Brazil, than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases our products treat may be lower than our estimates, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for our products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the negative impact of launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we currently expect, particularly in the U.S. where the negative impact has been greater than we expected to date, or that other competitive products will negatively impact our results; the risk that private or government payers may refuse to reimburse our products, or may impose onerous restrictions that hinder reimbursement or significantly limit or cap the price we charge or the number of reimbursed patients who receive our products; the risk that revisions to the JUXTAPID Risk Evaluation and Mitigation Strategies (REMS) Program may negatively impact our U.S. sales; the risk that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in regions or countries where either of our products is not yet approved may refuse to approve such products or additional indications for such products, such approvals are not made on a timely basis or such approvals impose significant restrictions or require additional development; the risk that exchange rates will negatively impact the amount of net product sales recognized; the risk that the initiation of future clinical trials may be delayed; the risk that we will not be successful in our lifecycle management or business development efforts; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that we incur more costs than we expect in responding to investigations and defending ourselves in litigation; the risk that Silicon Valley Bank will accelerate our long-term debt; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; the risk that we may not be able to enter into agreements with third parties respect to lomitapide as part of our strategic re-evaluation on acceptable terms, or at all, and the risk that our reputation may be harmed and we may be affected by negative publicity if we are unable to enter into agreements with third parties with respect to supplying lomitapide in the markets from which we intend to withdraw; the risk that we may not be able to successfully execute strategic plans, including our cost-reduction program; and the other risks inherent in the commercialization, drug development and regulatory approval process.  In addition, the Company’s agreement in principle with the DOJ and the SEC relating to the investigations by these agencies and the terms of potential final settlements with these agencies include risks associated with the required approvals of final settlement terms by relevant government agencies, such as the proposed settlement with the DOJ being subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement, and the proposed settlement with the SEC being subject to review by other groups in the SEC and approval by the Commissioners of the SEC.  The terms of the preliminary agreements in principle may change following further negotiations.  The amount and terms of any final settlement may be substantially higher and less favorable than the Company anticipates based on the terms of the preliminary agreements in principle.  Final settlement terms could include the imposition of additional penalties, further limiting the Company’s ability to conduct its business as currently conducted and as planned to be conducted. Additionally, the DOJ and the SEC each likely will outline their views of the factual background in connection with any final settlement.  The government’s recitation of their assessment of the background could lead to additional legal claims or investigations by state government entities or private parties and may have adverse effects on the Company’s existing class action litigation, commercial operations and contracts.  For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on May 16, 2016, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy, Associate Director, Investor & Public Relations

857-242-5024

Amanda.murphy@aegerion.com